                                                                    Exhibit 21

                                                                 Rev. 12/31/96
                                                                 -------------

                    SUBSIDIARIES OF LINCORP HOLDINGS, INC.
    --------------------------------------

IIT Missouri Corp.

IIT Realty Corp.

Lincorp, Inc.

Pleasure Island Corp.

Unicorp Delaware I, Inc.

Unicorp Delaware II, Inc.

Unicorp Holdings (U.S.) Incorporated